Exhibit 10.1

OFFICE BUILDING SUBLEASE

200 EAST LONG LAKE ROAD
BLOOMFIELD HILLS, MICHIGAN

TAUBMAN OFFICE CENTER LLC
AS LANDLORD

AND

TAUBMAN VENTURES GROUP LLC
AS TENANT

TABLE OF CONTENTS
Section                                            Page
1.    Basic Sublease Terms and Provisions ……………………………………………     2
2.    Premises …………………………………………………………………………. 2
3.    Term ……………………………………………………………………………… 3
4.    Rent ………………………………………………………………………………. 3
5.    Rent Adjustment ………………………………………………………………… 4
6.    Character of Occupancy ……………………………………………………….. 6
7.    Services and Utilities …………………………………………………………… 6
8.    Quiet Enjoyment ………………………………………………………………… 7
9.    Maintenance and Repairs ……………………………………………………… 7
10.    Alterations and Additions ………………………………………………………. 8
11.    Entry by Sublessor ……………………………………………………………….. 9
12.    Construction Liens ………………………………………………………………. 9
13.    Damage to Property, Injury to Persons ……………………………………….. 9
14.    Insurance …………………………………………………………………………. 10
15.    Damage or Destruction to Building ……………………………………………. 11
16.    Condemnation …………………………………………………………………… 12
17.    Assignment and Subletting …………………………………………………….. 12
18.    Estoppel Certificate ……………………………………………………………... 12
19.    Default ……………………………………………………………………………. 13
20.    Completion of Premises ………………………………………………………… 15
21.    Removal of Sublessee’s Property …………………………………………………. 16
22.    Holding Over …………………………………………………………………….. 16
23.    Parking Areas ……………………………………………………………………. 16
24.    Surrender and Notice …………………………………………………………… 16
25.    Acceptance of Premises by Sublessee …………………………………………… 16
26.    Subordination and Attornment …………………………………………………. 17
27.    Payments after Termination ……………………………………………………. 17
28.    Authorities for Action and Notice ………………………………………………. 18
29.    Security Deposit …………………………………………………………………. 18
30.    Liability of Sublessor ……………………………………………………………… 18
31.    Brokerage ………………………………………………………………………… 18
32.    Signage …………………………………………………………………………… 19
33.    Name of Building Project ……………………………………………………….. 19
34.    Measurement of Premises ……………………………………………………… 19
35.    Miscellaneous ……………………………………………………………………. 19

200 EAST LONG LAKE ROAD
BLOOMFIELD HILLS, MICHIGAN

OFFICE BUILDING SUBLEASE

THIS SUBLEASE (“Sublease”) is made this day of February 28, 2017, between THE TAUBMAN COMPANY LLC, a Delaware limited liability company as Sublessor, the address of which is 200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan 48304, and TAUBMAN VENTURES GROUP, LLC, a Michigan limited liability company (“Sublessee”), whose address is 200 East Long Lake Road, Suite 180, Bloomfield Hills, Michigan 48304.

WHEREAS, on June 18, 2004, Ridge Road Properties, a Michigan partnership, as landlord, and Sublessor’s predecessor-in-interest entered into a certain lease, as subsequently amended (the “Original Lease”) covering certain premises, as more particularly described therein (the “Original Premises”), situated in the building located at and known as 200 East Long Lake Road, in the city of Bloomfield Hills, Oakland County, Michigan (the “Building”);

WHEREAS, TAUBMAN OFFICE CENTER LLC, (“Landlord”) acquired title to the Building and succeeded to the interest of the landlord under the Original Lease; and

WHEREAS, the parties are desirous of entering in to a Sublease for a certain portion of the Original Premises in the manner hereinafter set forth.

NOW, THEREFORE, for and in consideration of the foregoing, it is hereby agreed by and between the parties hereto as follows:

1.	Basic Sublease Terms and Provisions.

The following is intended to summarize the principal terms of this Sublease, but is not intended to be all inclusive. In the event that anything contained in this Section 1 conflicts with other provisions hereinafter contained in this Sublease, the latter shall be deemed to control in the absence of express statements to the contrary.

A.	Building: 200 East Long Lake Road, Bloomfield Hills, MI 48304, as defined above.

B.
Leased Premises or Premises: Suite No. 180, located on the first floor (as further described in Paragraph 2) and consisting of approximately 6,502 rentable square feet, as said term is defined in Paragraph 34 of the Sublease.

C.	Sublease Term: Term of five (5) years, commencing upon March 1, 2017 (“Commencement Date”) and terminating upon February 23, 2023 (“Termination Date”).

D.	Base Rent: Monthly Annually

$24.50 per square foot            $13,274.92        $159,299.00

E.	Operating and Tax Expenses: Shall be passed through to Sublessee on a pro rata basis of Sublessor’s Operating and Tax expenses billed by Landlord.

F.	Use: General office use and any permitted legally ancillary use.

G.	Maximum Occupancy: maximum number of persons determined by local code and subject to restrictions in the Original Lease.

H.	Security Deposit: none

I.	Broker: none

J.
Sublessee Termination Right: Notwithstanding anything contained in this Sublease to the contrary, in the event that, at any time during the Sublease term, (i) neither The Taubman Company, The Taubman Realty Group, Taubman Centers, Inc., has direct or indirect ownership in either the Landlord entity for the Building (e.g., the Building is sold and the Original Lease is assigned to an unaffiliated entity), (ii) neither The Taubman Company, The Taubman Realty Group, Taubman Centers, Inc., has its offices in the Building (e.g., the Original Lease is assigned or sublet to an unaffiliated entity), or (iii) neither Robert Taubman, nor William Taubman are actively involved in the day-to-day operations of The Taubman Company, The Taubman Realty Group, Taubman Centers, Inc., then Sublessee may terminate this Sublease upon thirty (30) days prior written notice to Sublessor. In furtherance of the foregoing, if any of the conditions set forth in the preceding sentence occurs, such termination right shall continue for the remainder of the Sublease term.

K.
Original Lease: This Sublease shall be subject to the terms and conditions of the Original Lease and in the event of an express conflict between this Sublease and the Original Lease, the Original Lease shall control; provided, however, notwithstanding the foregoing, the Original Lease shall not increase Sublessee’s obligations or liabilities or decrease Sublessee’s rights or remedies under this Sublease.

L.
This Sublease supersedes and replaces any and all previous agreements and understandings (written or otherwise) between the parties, including their predecessors in interest, with respect to the Premises.

2.	Premises.

Sublessor hereby subleases to Sublessee those certain premises designated as “Suite 180” on the floor plan attached hereto as Exhibit “A” (the “Premises”), as more particularly defined in subparagraph B of Paragraph 1 hereof, together with a non-exclusive right, subject to the provisions hereof, to use all appurtenances thereunto, including but not limited to, uncovered parking areas (subject to any limitations on Sublessor’s rights thereto and this Sublease) and any other areas and facilities designated by Landlord for use in common by tenants of the Building. The Building, real property on which the same is situated, parking areas, other areas and appurtenances are hereinafter collectively sometimes called the “Building Complex”. This Sublease is subject to the terms, covenants and conditions set forth herein and Sublessee and Sublessor each covenant as a material part of the consideration for this Sublease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Sublease is made upon the condition of such performance.

3.	Term.

(a)
The term of this Sublease shall be for the period of years referred to in subparagraph C of Paragraph 1 hereof (the “Primary Sublease Term”) commencing at 12:01 a.m. on the Commencement Date, and terminating at 12:00 midnight on Termination Date, unless sooner terminated pursuant to this Sublease.

(b)
If, as a result of the postponement or acceleration of the Commencement Date, the term would begin other than on the first day of the month, Sublessee shall pay proportionate rent at the same monthly rate set forth herein (also in advance) for such partial month and all other terms and conditions of this Sublease shall be in force and effect during such partial month. In the event Sublessor fails to deliver the Premises on the Commencement Date because the Premises are not then ready for occupancy, or because the previous occupant of the Premises is holding over, or for any other cause beyond Sublessor’s control, Sublessor shall not be liable to Sublessee for any damages as a result of Sublessor’s delay in delivering the Premises and the Commencement Date shall be postponed until such date as the Premises are ready for Sublessee’s occupancy and the Termination Date shall be postponed for a like number of days. In the event of any such postponement, the parties agree to enter into a Supplement to Sublease at the time that the Commencement Date is determined. Such Supplement to Sublease shall stipulate the Commencement Date and Termination Date of this Sublease.

4.	Rent.

Sublessee shall pay to Sublessor, as Base Rent for the Premises, the rental set forth in subparagraph D of Paragraph 1 hereof. Rent for the first and last months of the term hereof shall be prorated based upon the number of days during each of said months that the Sublease term was in effect. All other rent shall be payable on the first day of each calendar month during the term hereof. All such rent shall be paid in advance without deduction or offset at the office of Sublessor or to such other person or at such other place as Sublessor may designate in writing.
In the event Sublessee shall fail to pay, when the same is due and payable, any installment of the Base Rent or any additional rent to be paid by Sublessee to Sublessor under the terms of this Sublease, then such unpaid amounts shall bear interest from the due date thereof to the date of payment at the rate of twelve percent (12%) per annum. In any event, however, Sublessee shall be charged a service charge with respect to each monthly installment of rental not received by the fifth (5th) day of the calendar month for which said installment is due. Such service charge shall reimburse Sublessor for the additional administrative expenses incurred by Sublessor in connection with the collection of such late installment of monthly rental. The service charge shall be Twenty and 00/100ths Dollars ($20.00) for any rental not paid by the fifth (5th) day of the month and Fifty and 00/100ths Dollars ($50.00) for any rental not paid by the fifteenth (15th) day of such month.

5.	Rent Adjustment.

(a)	The following terms shall have the following meanings with respect to the provisions of this Paragraph 5:

(1)	“Operating and Tax Expenses” shall mean the amount set forth in subparagraph E of Paragraph 1 of this Sublease.

(2)
“Sublessee’s Pro Rata Share” shall mean that proportion of any Operating Expenses (as hereinafter defined) and Taxes for any calendar year as the total number of rentable square feet of the Premises compares to the total number of rentable square feet in the Original Premises. At such time, if ever, any space is added to the Original Premises pursuant to the terms of this Sublease, Sublessee’s Pro Rata Share shall be decreased by the percentage calculated by dividing the number of additional rentable square feet by the total number of rentable square feet in the Original Premises.

(3)	“Operating Expenses” shall mean all “Operating Expenses” as defined in the Original Lease.

(b)
It is hereby agreed that during each calendar year of the term hereof, Sublessee shall pay to Sublessor Sublessee’s Pro Rata Share of the amount of any estimated Operating Expenses billed to Sublessor by Landlord. As soon as practicable following the end of each calendar year during the term of this Sublease, Sublessor shall submit to Sublessee a statement setting forth the exact amount of the increase, if any, in Sublessee’s Pro Rata Share of the Operating Expenses for the calendar year just completed over Sublessee’s Pro Rata Share of the Base Operating Expenses, and the difference, if any, between Sublessee’s actual Pro Rata Share of the Operating Expenses for the calendar year just completed and the estimated amount of Sublessee’s Pro Rata Share of the Operating Expenses (on which its rent was based) for such year. Prior to the end of each calendar year during the term hereof, Sublessor shall submit to Sublessee a statement setting forth the amount reasonably estimated by Sublessor as the increase, if any, in the Base Operating Expenses for the subsequent year and the amount of the increased monthly rent to be paid by Sublessee for such subsequent year computed in accordance with the foregoing provisions.

(c)
If Sublessee occupies the Premises for less than a full calendar year during the first or last calendar years of the term hereof, Sublessee’s Pro Rata Share for such partial year shall be calculated by proportionately reducing the Operating Expenses to reflect the number of months in such year during which Sublessee occupied the Premises (the “Adjusted Operating Expenses”). The Adjusted Operating Expenses shall then be compared with the actual Operating expenses for said partial year to determine the amount, if any, of any increases in the actual Operating Expenses for such partial year over the Adjusted Operating Expenses. Sublessee shall pay its Pro Rata Share of any such increases within thirty (30) days following receipt of notice thereof.

(d)
Sublessor’s failure during the Sublease term to prepare and deliver any statements or bills, or Sublessor’s failure to make a demand under this Paragraph or under any other provision of this Sublease shall not in any way be deemed to be a waiver of, or cause Sublessor to forfeit or surrender, its rights to collect any items of additional rent which may have become due pursuant to this Paragraph during the term of this Sublease, except as otherwise specifically set forth in this Sublease. Sublessee’s liability for all additional rent due under this Paragraph 5 shall survive the expiration or earlier termination of this Sublease.

6.	Character of Occupancy.

(a)
The Premises are to be used only for those purposes set forth in subparagraph F of Paragraph 1 hereof and any other incidental use which is legally permitted and is not inconsistent with the character and type of tenancy found in first-class office buildings in the Detroit, Michigan Metropolitan Area. The parties hereto agree that the Premises may only be occupied by the maximum number of persons stipulated in subparagraph G of Paragraph 1 hereof and in the event of any violation of such provision, Sublessee agrees, upon notice from Sublessor, to reduce the number of persons occupying the Premises to the maximum number set forth therein.

(b)
Sublessee shall not suffer nor permit the Premises nor any part thereof to be used in any manner, nor anything to be done therein, nor suffer or permit anything to be brought into or kept therein, which would in any way (i) make void or voidable any fire or liability insurance policy then in force with respect to the Building; (ii) make unobtainable from reputable insurance companies authorized to do business in Michigan any fire insurance with extended coverage, or liability, elevator, boiler or other insurance required to be furnished by Sublessor under the terms of any lease or mortgage to which this Sublease is subordinate at standard rates provided Sublessee is not deprived of its intended use of the Premises; (iii) cause or in Sublessor’s reasonable opinion be likely to cause physical damage to the Building or any part thereof; (iv) constitute a public or private nuisance; (v) impair, in the reasonable opinion of Sublessor, the appearance, character or reputation of the Building; (vi) discharge objectionable fumes, vapors or odors into the Building air conditioning system or into the Building flues or vents not designed to receive them or otherwise in such manner as may unreasonably offend other occupants; (vii) impair or interfere with any of the Building services or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, or annoyance to Sublessor or any of the other tenants or occupants of the Building, any such impairment or interference to be in the reasonable judgment of Sublessor; (viii) increase on an ongoing periodic basis the pedestrian traffic in and out of the Premises or the Building above an ordinary level; (ix) constitute waste; or (x) make any noise or set up any vibration which will disturb other tenants, except in the course of permitted repairs or alterations.

(c)
Sublessee shall not use the Premises nor permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Sublessee shall give prompt notice to Sublessor of any notice it receives of the violation of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof. Sublessor shall give prompt notice to Sublessee of any notice it receives relative to the violation by Sublessee of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof.

7.	Services and Utilities.

(a)
Landlord and/or Sublessor agree, without charge except as provided herein, and in accordance with standards reasonably established from time to time prevailing for office buildings in the Metropolitan Detroit Area, to furnish water to the Building for use in lavatories and drinking fountains (and to the Premises if the plans for the Premises so provide); during the hours from 8:00 a.m. to 6:00 p.m. on Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday, (excluding holidays) to furnish such heated or cooled air to the Premises as may, in the judgment of Sublessor, be reasonably required for the comfortable use and occupancy of the Premises provided that Sublessee complies with the recommendations of Landlord’s engineer regarding occupancy and use of the Premises; to provide janitorial services for the Premises (including such interior and exterior window washing as may be determined by Landlord but no less frequently than two (2) times per year), such janitorial services to be provided after 6:00 p.m. five (5) days a week or Monday through Friday (excluding legal holidays); during ordinary business hours to cause electric current to be supplied for lighting the public portions of the Building or Building Complex; and to furnish such snow removal services to the Building Complex as may, in the judgment of Sublessor, be reasonably required for safe access to the Building Complex.

(b)
Sublessee hereby agrees to pay all charges with respect to electrical services furnished to or used within the Premises. It is acknowledged and agreed that there are appropriate meters at the Premises for measuring Sublessee’s consumption of electricity. Sublessee shall either (i) pay directly to the provider of the electric utility, or (ii) if electricity is provided by Landlord pay all such charges for electricity within ten (10) days after the date of submission of a monthly statement to Sublessee by Sublessor. Charges for electricity shall be at the same rates, terms and conditions as rates, terms and conditions for comparable services from The Detroit Edison Company (or its successor in interest to providing such public utility to the Building).

(c)
If Sublessee requires water in excess of that usually furnished or supplied for use in the Premises as general office space, Sublessee shall first procure the consent of Sublessor for the use thereof, and Sublessor will attempt to procure consent from Landlord for Sublessee’s proposed increased use. Sublessee agrees to pay to Sublessor such amounts as Sublessor reasonably determines are necessary to cover the costs of such increased use of water, including any cost incurred in connection with the installation of a meter required to measure such use.

(d)
Sublessee agrees that Sublessor shall not be liable for failure to supply any heating, air conditioning, elevator, electrical, janitorial, lighting or other services during any period when Landlord uses reasonable diligence to supply such services, or during any period Landlord is required to reduce or curtail such services pursuant to any applicable laws, rules or regulations, now or hereafter in force or effect, it being understood that Landlord may discontinue, reduce or curtail such services, or any of them (either temporarily or permanently), at such times as it may be necessary by reason of accident, unavailability of employees, repairs, alterations, improvements, strikes, lockouts, riots, acts of God, application of applicable laws, statutes, rules and regulations, or due to any other happening beyond the control of Landlord. In the event of any such interruption, reduction or discontinuance of Landlord’s services (either temporary or permanent), Sublessor shall not be liable for damages to persons or property as a result thereof, nor shall the occurrence of any such event in any way be construed as an eviction of Sublessee or cause or permit an abatement, reduction or setoff of rent, or operate to release Sublessee from any of Sublessee’s obligations hereunder.

(e)
Whenever heat generating machines or equipment are used by Sublessee in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises in the event Landlord’s independent consulting engineer determines same are reasonably necessary as a result of Tenant’s use of lights or equipment which generate heat loads in excess of those for which the HVAC system is designed and the cost therefor, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

8.	Quiet Enjoyment.

Landlord and Sublessor warrant and agree to defend Sublessee in the quiet enjoyment and possession of the Premises during the term of this Sublease so long as Sublessee complies with the provisions hereof. In the event of any transfer or transfers of Sublessor’s interest in the Premises or in the real property of which the Premises are a part, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Sublessor accruing from and after the date of such transfer.

9.	Maintenance and Repairs.

(a)
Landlord and/or Sublessor shall make all necessary repairs and replacements to the non-leasable areas of the Building, to the heating, air conditioning and electrical systems located in the Building, and to the common areas, including parking areas, and Landlord shall also make all repairs to the Premises which are structural in nature; provided, however, that Sublessee shall make all repairs and replacements arising from its act, neglect or default and that of its agents, servants and employees.

In the event that the Sublessor or Landlord shall deem it necessary, or be required by any governmental authority to repair, alter, remove, reconstruct or improve any part of the Premises or of the Building (unless the same result from Sublessee’s act, neglect, default or mode of operation in which event Sublessee shall make all such repairs, alterations and improvements), then the same shall be made by Landlord or Sublessor with reasonable dispatch, and should the making of such repairs, alterations or improvements cause any interference with Sublessee’s use of the Premises, such interference shall not relieve Sublessee from the performance of its obligations hereunder.
Landlord and/or Sublessor shall repair (without any charge to Sublessee) any damage to the Premises or the improvements therein which is caused by the act, omission or negligence of Landlord or Sublessor, their agents, employees, contractors or representatives. Notwithstanding anything contained herein to the contrary, in performing any repair or maintenance activities hereunder or in making any alterations, improvements or changes to the Building or areas or facilities serving the Building, Landlord and/or Sublessor shall use commercially reasonable efforts to minimize any interference with Sublessee’s business operations.

(b)
Sublessee, at Sublessee’s sole cost and expense, except for services furnished by Sublessor pursuant to Paragraph 7 hereof, shall maintain the interior of the Premises in good order, condition and repair including the interior surfaces of the ceilings (if damaged or discolored due to the fault of Sublessee), walls and floors, all doors, interior glass partitions or glass surfaces (not exterior windows); and to the extent such items exceed Building standards, plumbing pipes, electrical wiring, switches, fixtures and other special items subject to the provisions of Paragraph 15. In connection with the foregoing, Sublessee agrees to shampoo all carpeted areas of the Premises at least once during each year of the term of this Sublease. Upon request from Sublessor, Sublessee shall submit evidence to Sublessor of compliance by Sublessee with the foregoing shampoo obligation. In the event Sublessee fails to comply with the foregoing requirement, Sublessor shall have the right to shampoo said carpet and Sublessee agrees to reimburse Sublessor for all costs incurred by it in connection therewith. In the event Sublessee fails to maintain the Premises in good order, condition and repair, Sublessor shall give Sublessee notice to do such acts as are reasonably required to so maintain the Premises. In the event Sublessee fails to promptly commence such work and diligently prosecute it to completion, then Sublessor shall have the right, but shall not be required, to do such acts and expend such funds at the expense of Sublessee as are reasonably required to perform such work. Sublessor shall have no liability to Sublessee for any damage, inconvenience or interference with the use of the Premises by Sublessee as a result of performing any such work.

(c)
Sublessor and Sublessee shall each do all acts required to comply with all applicable laws, ordinances, regulations and rules of any public authority relating to their respective maintenance obligations as set forth herein.

10.	Alterations and Additions.

(a)
Sublessee shall make no alterations, additions or improvements to the Premises or any part thereof without obtaining the prior written consent of Sublessor. Sublessor may impose, as a condition to the aforesaid consent, such requirements as Sublessor may deem necessary in its reasonable judgment, including without limitation the manner in which the work is done, a right to require Sublessee to use Sublessor’s contractor and the times during which it is to be accomplished. Sublessee further agrees not to connect with Building systems, including electric wires, water pipes, fire safety and mechanical systems, any apparatus, machinery or device without the prior written consent of Sublessor.

(b)
All alterations and additions to the Premises (whether performed with or without Sublessor’s consent as provided herein), shall be deemed a part of the real estate and the property of Sublessor and shall remain upon and be surrendered with the Premises as a part thereof without molestation, disturbance or injury at the end of said term, whether by lapse of time or otherwise, unless Sublessor, by notice given to Sublessee no later than fifteen (15) days prior to the end of the term, shall elect to remove or to have Sublessee remove all or any of such alterations or additions (excluding standard Sublessee finish work and non-movable office walls), and in such event, Sublessee shall promptly remove, at its sole cost and expense, such alterations and additions and restore the Premises to the condition in which the premises were prior to the making of the same, reasonable wear and tear excepted. Any such removal, whether required or permitted by Sublessor, shall be at Sublessee’s sole cost and expense, and Sublessee shall restore the Premises to the condition in which the Premises were prior to the making of the same, reasonable wear and tear excepted. All movable partitions, machines and equipment which are installed in the Premises by or for the account of Sublessee, without expense to Sublessor, and can be removed without permanent structural damage to or defacement of the Building or the Premises, and all furniture, furnishings and other articles of personal property owned by Sublessee and located in the Premises (all of which are herein called “Sublessee’s Property”), shall be and remain the property of Sublessee and may be removed by it at any time during the term of this Sublease. However, if any of Sublessee’s Property is removed, Sublessee shall repair or pay the cost of repairing any damage to the Building or the Premises resulting from such removal. All additions or improvements which are to be surrendered with the Premises shall be surrendered with the Premises, as a part thereof, at the end of the term or the earlier termination of this Sublease.

(c)
Subject to any other terms or conditions imposed by Landlord, if Sublessor authorizes persons requested by Sublessee to perform any alterations, repairs, modifications or additions to the Premises, then prior to the commencement of any such work, Sublessee shall on request of Sublessor deliver to Sublessor certificates issued by insurance companies qualified to do business in the State of Michigan evidencing that Workmen’s Compensation, public liability insurance and property damage insurance, all in amounts, with companies and on forms reasonably satisfactory to Sublessor, are in force and effect and maintained by all such contractors and subcontractors engaged by Sublessee to perform such work. All such policies shall name Sublessor as an additional insured. Each such certificate shall provide that the same may not be cancelled or modified without thirty (30) days prior written notice to Sublessor.

(d)
Sublessee, at its sole cost and expense, shall cause any permitted alterations, decorations, installations, additions or improvements in or about the Premises to be performed in compliance with all applicable requirements of insurance bodies having jurisdiction, and in such manner as not to interfere with, delay, or impose any additional expense upon Landlord or Sublessor in the construction, maintenance or operation of the Building, and so as to maintain harmonious labor relations in the Building.

11.	Entry by Landlord or Sublessor.

Landlord and Sublessor and its agents shall have the right to enter the Premises at all reasonable times and upon reasonable notice for the purpose of examining or inspecting the same, to supply any services to be provided by Landlord or Sublessor for Sublessee hereunder, to show the same to prospective purchasers of the Building, to make such alterations, repairs, improvements or additions to the Premises or to the Building of which they are a part as Landlord or Sublessor may deem necessary or desirable, and to show the same to prospective tenants of the Premises

(provided that in the event of a bona fide emergency, Landlord or Sublessor may enter the Premises without advance notice solely for the purpose of taking emergency action). Landlord or Sublessor may for the purpose of supplying scheduled janitorial services, enter the Premises by means of a master key without liability to Sublessee and without affecting this Sublease. If, during the last sixty (60) days of the term hereof, Sublessee shall have removed substantially all of its property from the Premises, Landlord or Sublessor may immediately enter and alter, renovate and redecorate the Premises without elimination or abatement of rent or incurring liability to Sublessee for any compensation. Sublessee shall not, without the prior consent of Landlord and Sublessor, change the locks or install additional locks on any entry door or doors to the Premises.

12.	Construction Liens.
Sublessee shall pay or cause to be paid all costs for work done by Sublessee or caused to be done by Sublessee on the Premises of a character which will or may result in liens on Sublessor’s interest therein and Sublessee will keep the Premises free and clear of all mechanic’s liens and other liens on account of work done for Sublessee or persons claiming under it. Sublessee and Sublessor each hereby agree to indemnify, defend and save each other harmless of and from all liability, loss, damage, costs or expenses, including reasonable attorneys’ fees, incurred on account of any claims of any nature whatsoever for work performed for, or materials or supplies furnished to Sublessee, including lien claims of laborers, materialmen or others. Should any such liens be filed or recorded against the Premises with respect to work done or for materials supplied to or on behalf of Sublessee or any action affecting the title thereto be commenced, Sublessee shall cause such liens to be removed of record within five (5) days after notice from Sublessor. If Sublessee desires to contest any such claim of lien, it shall furnish Sublessor with adequate security of at least 150 percent (150%) of the amount of the claim, plus estimated costs and interest, and if a final judgment establishing the validity or existence of any lien for any amount is entered, Sublessee shall pay and satisfy the same at once. If Sublessee shall be in default in paying any charge for which such a mechanic’s lien or suit to foreclose such a lien has been recorded or filed and shall not have given Sublessor security as aforesaid, Sublessor may (but without being required to do so) pay such lien or claim and any costs, and the amount so paid, together with reasonable attorneys’ fees incurred in connection therewith, shall be immediately due from Sublessee to Sublessor.

13.	Damage to Property, Injury to Persons.

(a)
Sublessee, as a material part of the consideration to be rendered to Sublessor under this Sublease, hereby waives all claims of liability Sublessee or Sublessee’s successors or assigns may have against Sublessor, and Sublessee hereby indemnifies and agrees to hold Sublessor harmless from and to defend Sublessor against any and all claims of liability for any injury or damage to any person or property whatsoever: (1) occurring in, on or about the Premises or any part thereof; and (2) occurring in, or about the Building Complex, when such injury or damage is caused in part or in whole by the act, neglect, fault or omission of any duty with respect to the same by Sublessee, its agents, contractors, employees or invitees. Sublessee further indemnifies and agrees to hold Sublessor harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Sublessee’s part to be performed under the terms of this Sublease, or arising from any act or negligence of Sublessee, or any of its agents, contractors, employees or invitees, from and against all costs, attorneys’ fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon.

(b)
Sublessor and Landlord shall not be liable to Sublessee for any damage by or from any act or negligence of any co-tenant or other occupant of the Building, or by any owner or occupant of adjoining or contiguous property. To the extent not covered by normal fire and extended coverage insurance, Sublessee agrees to pay for all damage to the Building Complex, as well as all damage to tenants or occupants thereof, caused by Sublessee’s misuse or neglect of the Premises or any portion of the Building Complex.

(c)
Neither Sublessor, Landlord, nor their respective agents shall be liable for any damage to property entrusted to Sublessor, Landlord, or their respective agents or employees of the building manager, if any, nor for the loss or damage to any property by theft or otherwise, by any means whatsoever, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, sprinkler system leakage, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place or resulting from dampness or any other cause whatsoever; provided, however, nothing contained herein shall be construed to relieve Sublessor or Landlord from liability for any personal injury resulting from its negligence or that of its agents, servants or employees. Sublessor or its agents shall not be liable for interference with the lights, view or other incorporeal hereditaments. Sublessee shall give prompt notice to Sublessor and/or Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment.

(d)
In case any action or proceeding is brought against Sublessor or Sublessee by reason of any obligation on their respective parts to be performed under the terms of this Sublease, or arising from any of their acts or negligence of them, respectively, or of their agents or employees, such party, upon notice from the other party shall defend the same at its expense by counsel reasonably satisfactory to the party giving such notice.

(e)
Notwithstanding anything contained herein to the contrary, Sublessee's indemnification (i) of Landlord and/or Sublessor shall not extend to the acts of Sublessee’s invitees or contractors, and (ii) shall not apply to the extent of the acts, omissions or negligence of Landlord or Sublessor, their agents, employees, contractors or representatives. Landlord and Sublessor shall provide a mutual indemnification of Sublessee with respect to occurrences in the common areas and parking areas of the Building and the acts, omissions or negligence of Landlord or Sublessor, their agents, employees or representatives.

14.	Insurance.

(a)
Sublessee shall procure and keep in effect public liability and property damage insurance, naming the Sublessor as an additional insured, with companies and in a form satisfactory to Sublessor, in the sum of Five Hundred Thousand and 00/100ths Dollars ($500,000.00) for damages resulting to one person, and One Million and 00/100ths Dollars ($1,000,000.00) for damages resulting from one casualty, and One Million and 00/l00ths Dollars ($1,000,000.00) for damage to property resulting from any one occurrence and shall deliver said policies or certificates to Sublessor prior to initial occupancy and continuously maintain such coverage thereafter. Sublessor shall have the right, upon not less than thirty (30) days’ prior written notice, to raise the limits hereinabove set forth not more often than annually during the term of this Sublease. Sublessor may, at its option, procure the same for the account of Sublessee, and the cost thereof shall be paid to Sublessor upon receipt by Sublessee of bills therefor.

(b)	Sublessee shall procure and maintain at its own cost during the term of this Sublease and any extension hereof fire and extended coverage insurance on property of Sublessee.

(c)
Each party agrees to use its best efforts to include in each of its policies insuring against loss, damage or destruction by fire or other casualty (insuring the Building and Sublessor’s Property therein and rental value thereof, in the case of Sublessor, and insuring Sublessee’s Property and business interest in the Premises interruption insurance in the case of Sublessee), a waiver of the insurer’s right of subrogation against the other party, or if such waiver should be unobtainable or unenforceable (i) an express agreement that such policy shall not be invalidated if the insured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty, or (ii) any other form of permission for the release of the other party. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable without additional charge or at all, the insured party shall so notify the other party promptly after learning thereof. In such case, if the other party shall so elect and shall pay the insurer’s additional charge therefor, such waiver, agreement or permission shall be included in the policy, or the other party shall be named as an additional insured in the policy. Each such policy which shall so name a party hereto as an additional insured shall contain, if obtainable, agreements by the insurer that the policy will not be cancelled without at least thirty (30) days prior notice to both insureds and that the act or omission of one insured will not invalidate the policy as to the other insured. The failure by Sublessee, if named as an additional insured, promptly to endorse to the order of Sublessor, without recourse, any instrument for the payment of money under or with respect to the policy of which Sublessor is the owner or primary insured, shall be deemed a default under this Sublease.

(d)
Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property (including the Building, Building Complex, the Premises and rental value or business interruption) occurring during the term of this Sublease to the extent to which it is insured under a policy or policies containing a waiver of subrogation or permission to release liability or naming the other party as an additional insured as provided above.

(e)
Any building employee to whom property shall be entrusted by or on behalf of Sublessee shall be deemed to be acting as Sublessee’s agent with respect to such property and neither Sublessor nor its agents shall be liable for any damage to the property of Sublessee or others entrusted to employees of the Building, nor for the loss of or damage to any property of Sublessee by theft or otherwise.

(f)
Upon written approval from Sublessor, Sublessee may self-insure, or contract with Sublessee's parent corporation to insure, the risks set forth in subsection (a)(ii) above provided the insuring entity shall have a net worth of at least Fifty Million and 00/100ths Dollars ($50,000,000.00), which amount may be lowered subject to Sublessor’s sole discretion."

15.	Damage or Destruction to Building.

(a)
In the event the Premises or the Building are damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Building, the damage shall be repaired by and at the expense of Sublessor to the extent of such insurance proceeds available therefor, provided such repairs and restoration can, in Sublessor’s reasonable opinion, be made within two hundred seventy (270) days after the occurrence of such damage without the payment of overtime or other premiums, and until such repairs and restoration are completed the rent shall be abated in proportion to the part of the Premises which is unusable by Sublessee in the conduct of its business (but there shall be no abatement of rent by reason of any portion of the Premises being unusable for a period equal to three days or less). Sublessor agrees to notify Sublessee within thirty (30) days after such casualty if it estimates that it will be unable to repair and restore the Premises within said two hundred seventy (270) day period. Such notice shall set forth the approximate length of time Sublessor estimates will be required to complete such repairs and restoration. Notwithstanding anything to the contrary contained herein, if Sublessor cannot or estimates it cannot make such repairs and restoration within said two hundred seventy (270) day period, then Sublessee may, by written notice to Sublessor, cancel this Sublease as of the date of the occurrence of such damage, provided such notice is given to Sublessor within fifteen (15) days after Sublessor notifies Sublessee of the estimated time for completion of such repairs and restoration. Except as provided in this Paragraph 15, there shall be no abatement of rent and no liability of Sublessor by reason of any injury to or interference with Sublessee’s business or property arising from the making of any such repairs, alterations or improvements in or to fixtures, appurtenances and equipment. Sublessee understands that Sublessor will not carry insurance of any kind on Sublessee’s furniture and furnishings or on any fixtures or equipment removable by Sublessee under the provisions of this Sublease, and that Sublessor shall not be obligated to repair any damage thereto or replace the same. Sublessor shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of improvements installed in the Premises by or for Sublessee.

(b)
In case the Building throughout shall be so injured or damaged, whether by fire or otherwise (though the Premises may not be affected, or if affected, can be repaired within said two hundred seventy days) that Sublessor, within sixty (60) days after the happening of such injury, shall decide not to reconstruct or rebuild the Building, then notwithstanding anything contained herein to the contrary, upon notice in writing to that effect given by Sublessor to Sublessee within said sixty (60) days, Sublessee shall pay the rent, properly apportioned up to date of such occurrence, this Sublease shall terminate from the date of delivery of said written notice, and both parties hereto shall be freed and discharged from all further obligations hereunder.

16.	Condemnation.

(a)
If the whole of the Premises or so much thereof as to render the balance unusable by Sublessee for the proper conduct of its business shall be taken under power of eminent domain or transferred under threat thereof, then this Sublease, at the option of either Sublessor or Sublessee exercised by either party giving notice to the other of such termination within thirty (30) days after such conveyance or taking possession whichever is earlier, shall forthwith cease and terminate and the rent shall be duly apportioned as of the date of such taking or conveyance. No award for any partial or entire taking shall be apportioned, and Sublessee hereby assigns to Sublessor any award which may be made in such taking or condemnation, together with any and all rights of Sublessee now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Sublessor any interest in or to require Sublessee to assign to Sublessor any award made to Sublessee for the taking of personal property and fixtures belonging to Sublessee and/or for expenses of moving to a new location or for Sublessee’s interest in the leasehold estate. In the event of a partial taking which does not result in a termination of this Sublease, rent shall be reduced in proportion to the reduction in the size of the premises so taken and this Sublease shall be modified accordingly. Promptly after obtaining knowledge thereof, Sublessor or Sublessee, as the case may be, shall notify the other of any pending or threatened condemnation or taking affecting the Premises or the Building.

(b)
If all or any portion of the Premises shall be condemned or taken for governmental occupancy for a limited period, this Sublease shall not terminate and Sublessee shall be entitled to receive the entire award therefor (whether paid as damages, rent or otherwise) unless the period of governmental occupancy extends beyond the expiration of this Sublease, in which case Sublessor shall be entitled to such part of such award as shall be properly allocable to the cost of restoration of the Premises to the extent any such award is specifically made for such purpose, and the balance of such award shall be apportioned between Sublessor and Sublessee as of the date of such expiration. If the termination of such governmental occupancy is prior to the expiration of this Sublease, Sublessee shall, to the extent an award has been made for such purpose, restore the premises as nearly as possible to the condition in which they were prior to the condemnation or taking.

17.	Assignment and Subletting.

Sublessee covenants not to assign or transfer this Sublease or hypothecate, or mortgage the same or sublet the Premises or any part thereof or use or permit them to be used for any purpose other than above-mentioned without the prior written consent of Sublessor, which shall be granted or withheld at Sublessor’s sole discretion.

18.	Estoppel Certificate.

Sublessee further agrees at any time and from time to time, on or before ten (10) days after written request by Landlord or Sublessor, to execute, acknowledge and deliver to Landlord or Sublessor an estoppel certificate certifying (to the extent it believes the same to be true) that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), that there have been no defaults thereunder by Landlord and Sublessor or Sublessee (or if there have been defaults, setting forth the nature thereof), and the date to which the rent and other charges have been paid, if any, it being intended that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser of all or any portion of Landlord or Sublessor’s interest herein, or a holder of any mortgage encumbering any portion of the Building Complex. Sublessee’s failure to deliver such statement within such time shall be a default under this Sublease and shall be conclusive upon Sublessee that:

(a)	This Sublease is in full force and effect without modification except as may be represented by Sublessor;

(b)	There are no uncured defaults in and Sublessor’s performance;

(c)	Not more than one (1) month’s rent has been paid in advance; and

(d)	The amount of any security deposit paid to, and held by, Sublessor.

19.	Default.

(a)	The following events (herein referred to as an “event of default”) shall constitute defaults of Sublessee hereunder:

(1)
Sublessee shall default in the due and punctual payment of rent, or any other amounts payable hereunder, and such default shall continue for ten (10) days after receipt of written notice from Sublessor;

(2)	This Sublease or the estate of Sublessee hereunder shall be transferred to or shall pass to or devolve upon any other person or party in violation of this Sublease except as permitted herein;

(3)
This Sublease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Sublessee, or shall be taken upon or subject to any attachment at the instance of any creditor or claimant against Sublessee, and said attachment shall not be discharged or disposed of within fifteen (15) days after the levy thereof;

(4)
Sublessee shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or shall voluntarily take advantage of any such law or act by answer or otherwise, or shall be dissolved or shall make an assignment for the benefit of creditors, unless such action will permit Sublessee to continue performance of this Sublease;

(5)
Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Sublessee shall be instituted against Sublessee, or a receiver or trustee shall be appointed of all or substantially all of the property of Sublessee, and such proceeding shall not be dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment unless such action will permit Sublessee to continue performance of this Sublease;

(6)	Sublessee shall fail to take possession of the Premises within ninety (90) days of the Commencement Date; and

(7)
Sublessee shall fail to perform any of the other agreements, terms, covenants or conditions hereof on Sublessee’s part to be performed, and such non-performance shall continue for a period of thirty (30) days after notice thereof by Sublessor to Sublessee, or if such performance cannot be reasonably had within such thirty (30) day period, Sublessee shall not in good faith have commenced such performance with such thirty (30) day period and shall not diligently proceed therewith to completion.

Notwithstanding anything contained herein to the contrary, (i) any reentry by Sublessor shall be pursuant to legal process, (ii) Sublessor must use commercially reasonable efforts to mitigate damages, (iii) rent and charges shall not be accelerated, and (iv) Tenant shall not be deemed to have abandoned the Premises if Tenant is paying rent and charges to Landlord

(b)	Upon the occurrence of an event of default, Sublessor shall have the right, at its election, then or at any time thereafter and while any such event of default shall continue, either:

(1)
To give Sublessee written notice of Sublessor’s intention to terminate this Sublease on the date of such given notice or on any later date specified therein, whereupon on the date specified in such notice, Sublessee’s right to possession of the Premises shall cease and this Sublease shall thereupon be terminated, except as to Sublessee’s liability, as if the expiration of the term fixed in such notice were the end of the term herein originally demised; or

(2)
To re-enter and take possession of the Premises or any part thereof, and repossess the same as Sublessor’s former estate and expel Sublessee and those claiming through or under Sublessee, and remove the effects of both or either, using such force for such purposes as may be reasonably necessary, without being liable for prosecution thereof, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. Should Sublessor elect to re-enter as provided in this Paragraph 19(b)(2) or should Sublessor take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Sublessor may, from time to time, without terminating this Sublease, relet the Premises or any part thereof in Sublessor’s or Sublessee’s name, but for the account of Sublessee, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Sublease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Sublessor, in its sole discretion, may determine, and Sublessor may collect and receive the rents therefor. Sublessor shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. No such re-entry or taking possession of the Premises by Sublessor shall be construed as an election on Sublessor’s part to terminate this Sublease unless a written notice of such intention be given to Sublessee. No notice from Sublessor hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Sublessor to terminate this Sublease unless such notice specifically so states. Sublessor reserves the right following any such re-entry and/or reletting to exercise its right to terminate this Sublease by giving Sublessee such written notice, in which event this Sublease will terminate as specified in said notice.

(c)
In the event that Sublessor does not elect to terminate this Sublease as permitted in Paragraph 19(b)(1) hereof, but on the contrary, elects to take possession as provided in Paragraph 19(b)(2), Sublessee shall pay to Sublessor: (i) the rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all Sublessor’s expenses in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing term, or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith as provided aforesaid will be made in determining the net proceeds from such reletting.

(d)
In the event this Sublease is terminated, Sublessor shall be entitled to recover forthwith against Sublessee as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination of this Sublease, represents the excess, if any, of the aggregate of the rent and all other sums payable by Sublessee hereunder that would have accrued for the balance of the term over the aggregate rental value of the Premises (such rental value to be computed on the basis of a tenant paying not only a rent to Sublessor for the use and occupation of the Premises, but also such other charges as are required to be paid by Sublessee under the terms of this Sublease) for the balance of such term, both discounted to present worth at the rate of 10 percent (10%) per annum.

(e)
Suit or suits for the recovery of the amounts and damages set forth above may be brought by Sublessor, from time to time, at Sublessor’s election and nothing herein shall be deemed to require Sublessor to await the date whereon this Sublease or the term hereof would have expired by limitation had there been no such default by Sublessee or no such termination, as the case may be. Each right and remedy provided for in this Sublease shall be cumulative and shall be in addition to every other right or remedy provided for in this Sublease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Sublessor of any one or more of the rights or remedies provided for in this Sublease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Sublessor of any and all other rights or remedies provided for in this Sublease or now or hereafter existing at law or in equity or by statute or otherwise. All costs incurred by Sublessor in connection with collecting any amounts and damages owing by Sublessee pursuant to the provisions of this Sublease or to enforce any provision of this Sublease, including reasonable attorneys’ fees from the date any such matter is turned over to an attorney, shall also be recoverable by Sublessor from Sublessee.

(f)
No failure by Sublessor to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach of such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with by Sublessee, and no breach thereof, shall be waived, altered or modified except by written instrument executed by Sublessor. No waiver of any breach shall affect or alter this Sublease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any unilateral termination of this Sublease, this Sublease shall continue in force and effect as to any provisions hereof which require observance or performance of Sublessor or Sublessee subsequent to termination.

(g)
Any amounts paid by either party to cure any defaults of the other hereunder, shall, if not repaid by the other party within ten (10) days of demand by the party paying such amount, thereafter bear interest at the rate of two percent (2%) above the prime rate as established by the First of America Bank - Detroit, N.A., or the highest rate permitted by applicable law, whichever is higher, until paid.

(h)
Should Landlord or Sublessor fail to perform their maintenance, repair or replacement or obligations under this Sublease and should such failure materially interfere with Sublessor's use of the Premises, then following twenty (20) days' prior written notice to Landlord and Sublessor (except in the event of an emergency in which event no notice shall be required), Sublessee may perform such obligations on Landlord's or Sublessor’s behalf and at Landlord's or Sublessor’s sole cost and expense. Rent and charges shall equitably abate to the extent necessary to reimburse Tenant for incurring such costs and expenses.

20.	Completion of Premises.

The parties acknowledge and agree that the Premises is ready for occupancy for Sublessee’s business, provided that minor items for the renovation of Suite 165 may not be completed (including, but not limited to, touch-up plastering or repainting which does not unreasonably interfere with Sublessee’s ability to carry on its business in the Premises) prior to the commencement date of this Lease. Sublessor or Landlord will cause such minor items to be completed in a reasonable period of time.

21.	Removal of Sublessee’s Property.

All movable furniture and personal effects of Sublessee not removed from the Premises within ten (10) days after the vacation or abandonment thereof or upon the termination of this Sublease for any cause whatsoever shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Sublessor without notice to Sublessee and without obligation to account therefor, and Sublessee shall pay Sublessor for all expenses incurred in connection with the disposition of such property.

22.	Holding Over.

Should Sublessee, with Sublessor’s written consent, hold over after the termination of this Sublease, Sublessee shall become a tenant from month to month only upon each and all of the terms herein provided as may be applicable to such month to month tenancy and any such holding over shall not constitute an extension of this Sublease. During any such holding over without Sublessor’s consent, Sublessee shall pay rent equal to 150 percent (150%) of the last monthly rental rate and the other monetary charges as provided herein. Such tenancy shall continue until terminated by Sublessor or Sublessee by a written notice of its intention to terminate such tenancy given at least ten (10) days prior to the date of termination of such monthly tenancy. Notwithstanding anything to the contrary, in no event shall any holdover continue beyond the termination of the Original Lease.

23.	Parking Areas.

Sublessee, its employees, agents and visitors agree to obey and abide by all rules and regulations established, modified and amended from time to time by Landlord and Sublessor for the safety, protection, cleanliness and preservation of order in connection with such parking ingress and egress and other automobile and pedestrian use of the Building Complex. and Sublessor reserves the right to specifically assign and reassign from time to time any and all of said parking spaces among the tenants of the Building in any manner in which Landlord or Sublessor deems reasonable, in Landlord or Sublessor’s sole judgment and opinion or to allow the reservation of parking spaces for the specific use of designated tenants of the Building. Landlord and Sublessor shall not be responsible to Sublessee, its employees, agents or visitors for violations by any other tenant, visitor or user of said parking facilities of said rules and regulations or assignment of spaces, nor shall Landlord or Sublessor have any obligation to police the unauthorized use of any such parking spaces. Subject to the foregoing, Sublessee shall have the non-exclusive right to use a pro rata share of Sublessor’s non-reserved parking spaces granted under the Original Lease, provided any reserved parking spaces provided to Sublessee shall be at Sublessor’s sole discretion.

24.	Surrender and Notice.

Upon the expiration or earlier termination of this Sublease, Sublessee shall promptly quit and surrender to Sublessor the Premises broom clean, in good order and condition, ordinary wear and tear excepted, and Sublessee shall remove all of its movable furniture and other effects and such alterations, additions and improvements as Sublessor shall require Sublessee to remove pursuant to Paragraph 10. In the event Sublessee fails to vacate the Premises on a timely basis as required, Sublessee shall be responsible to Sublessor for all costs incurred by Sublessor as a result of such failure, including, but not limited to, any amounts required to be paid to third parties who were to have occupied the Premises or damages claimed by Landlord.

25.	Acceptance of Premises by Sublessee.

Taking possession of the Premises by Sublessee shall be conclusive evidence as against Sublessee that the Premises were in the condition agreed upon between Sublessor and Sublessee, and acknowledgment of satisfactory completion of the fix-up work which Sublessor has agreed in writing to perform, except as otherwise set forth herein. Further, Sublessee acknowledges prior to and continuing after the commencement date of this Lease, that Landlord is engaging in major renovations of the Building, and such renovations may reasonably impact Sublessee’s use of the Premises.

26.	Subordination and Attornment.

(a)
This Sublease, and all rights of Sublessee hereunder, are and shall be subject and subordinate in all respect to the Original Lease, all present and future ground leases, overriding leases and underlying leases and/or grants of term of the land and/or the Building or the Building Complex now or hereafter existing and to all mortgages, deeds of trust and building loan agreements, including leasehold mortgages, deeds of trust and building loan agreements, which may now or hereafter affect the Building or the Building Complex or any of such leases, whether or not such mortgages or deeds of trust shall also cover other lands or buildings, to each and every advance made or hereafter to be made under such mortgages or deeds of trust, and to all renewals, modifications, replacements and extensions of such leases and such mortgages or deeds of trust. This Paragraph shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Sublessee shall promptly execute and deliver at its own cost and expense any instrument, in recordable form if required, that Sublessor, the lessor of any such lease or the holder of any such mortgage or deed of trust, or any of their respective successors in interest may request to evidence such subordination. The leases to which this Sublease is, at the time referred to, subject and subordinate pursuant to this Paragraph are hereinafter sometimes called “superior lease” and the mortgages or deeds of trust to which this Sublease is, at the time referred to, subject and subordinate are hereinafter sometimes called “superior mortgages”. The lessor of a superior lease or the beneficiary of a superior mortgage or their successors in interest are hereinafter sometimes collectively referred to as a “superior party”.

(b)
Sublessee shall take no steps to terminate this Sublease, without giving written notice to such superior party, and a reasonable opportunity to cure (without such superior party being obligated to cure), any default on the part of Sublessor under this Sublease.

(c)
In the event any proceedings are brought for the foreclosure of, or in the event of the conveyance by deed in lieu of foreclosure of, or in the event of the exercise of the power of sale under, any superior mortgage, Sublessee hereby attorns to, and covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner whereby Sublessee attorns to, such successor in interest and recognizes such successor as the Sublessor under this Sublease.

(d)
If holder of any superior mortgage on a ground lease, or anyone claiming by, through or under such holder, shall become the lessee under the ground lease as a result of foreclosure of the superior mortgage, or by reason of an assignment of the lessee’s interest under the ground lease and the giving of a deed to the Building or the Building Complex in lieu of foreclosure, there shall be no obligation on the part of such person succeeding to the interest of the lessee under the ground lease to comply with, observe or perform any obligations as sublessor, tenant or landlord under any superior lease, nor shall Sublessee look to such person for any security deposit delivered to Sublessor pursuant to the provision of Paragraph 29 hereof unless said security deposit has actually been received by such parties as security for the performance by Sublessee under this Sublease.

(e)
If, in connection with the procurement, continuation or renewal of any financing for which the Building or the Building Complex, or of which the interest of the lessee therein under a superior lease, represents collateral in whole or in part, an institutional lender shall request reasonable modifications of this Sublease as a condition of such financing, Sublessee will not unreasonably withhold its consent thereto provided that such modifications do not increase the obligations of Sublessee under this Sublease or adversely affect any rights of Sublessee or decrease the obligations of Sublessor under this Sublease.

(f)
So long as Sublessee is not in default under this Sublease, Sublessor agree to use its reasonable efforts to obtain a non-disturbance agreement from any superior party, provided such superior party's failure or refusal to execute a non-disturbance agreement following Sublessor's request shall not be deemed to be a breach or default of this Sublease by Sublessor.

(g)
Notwithstanding anything contained herein to the contrary, Sublessee’s subordination and attornment as set forth above is conditioned upon the party being subordinated to granting customary nondisturbance to Sublessee and providing that if Sublessee is not in default beyond any applicable grace or cure period, then upon foreclosure or termination (as the case may be), Sublessee's possession and use of the Leased Premises shall not be disturbed, Sublessee’s rights and interest under this Sublease shall be recognized and this Sublease shall become a direct Lease between Sublessee, as tenant, and the party succeeding to Sublessor’s or Landlord's interest, as the landlord or sublandlord, as applicable.

27.	Payments after Termination.

No payments of money by Sublessee to Sublessor after the termination of this Sublease, in any manner, or after giving of any notice (other than a demand for payment of money) by Sublessor to Sublessee, shall reinstate, continue or extend the term of this Sublease or affect any notice given to Sublessee prior to the payment of such money, it being agreed that after the service of notice of the commencement of a suit or other final judgment granting Sublessor possession of the Premises, Sublessor may receive and collect any sums of rent due, or any other sums of money due under the terms of this Sublease or otherwise exercise its rights and remedies hereunder. The payment of such sums of money, whether as rent or otherwise, shall not waive said notice or in any manner affect any pending suit or judgment theretofore obtained.

28.	Authorities for Action and Notice.

(a)
Except as herein otherwise provided, Landlord and Sublessor may act in any matter provided for herein by Landlord’s building manager or any other person who shall from time to time be designated in writing.

(b)
All notices or demands required or permitted to be given to Sublessor hereunder shall be in writing, and shall be deemed duly served when received, if hand delivered, or five (5) days after deposited in the United States mail, with proper postage prepaid, certified or registered, return receipt requested, addressed to Sublessor at its principal office in the Building, or at the most recent address of which Sublessor has notified Sublessee in writing. All notices or demands required to be given to Sublessee hereunder shall be in writing, and shall be deemed duly served when received if hand delivered or within five (5) days after deposited in the United States mail, with proper postage prepaid, certified or registered, return receipt requested, addressed to Sublessee at its principal office in the Building. Either party shall have the right to designate a different address to which notice is to be mailed by serving on the other party a written notice in the manner hereinabove provided.

29.	Security Deposit.

Intentionally Omitted.

30.	Liability of Sublessor.

Sublessee shall look only to Sublessor’s estate and interest in the Original Premises (or to the proceeds thereof) for the satisfaction of Sublessee’s remedies for the collection of any judgment (or other judicial process) requiring the payment of money by Sublessor in the event of any default by Sublessor under this Sublease, and no other property or other assets of Sublessor shall be subject to levy, execution or other enforcement, procedure for the satisfaction of Sublessee’s remedies under or with respect to this Sublease and neither Sublessor nor any of the partners comprising the partnership which is the Sublessor herein, shall be liable for any deficiency. Nothing contained in this Paragraph shall be construed to permit Sublessee to offset against rents due a successor sublessor or landlord, a judgment (or other judicial process) requiring the payment of money by reason of any default of a prior sublessor or landlord, except as otherwise specifically set forth herein.

31.	Brokerage.

Each party represents and warrants that it has not dealt with any broker in the negotiation of this Sublease. Sublessor and Sublessee each hereby agree to indemnify and hold the other harmless of and from any and all loss, cost, damage or expense (including, without limitation, all counsel fees and disbursements) by reason of any claim of or liability to any other broker claiming through it and arising out of or in connection with the execution and delivery of this Sublease. In the event any claim shall be made by any other broker who shall claim to have negotiated this Sublease on behalf of Sublessee or to have introduced Sublessee to the Original Premises or to Sublessor, Sublessee shall have the right to defend any such action by counsel to be selected by Sublessee and approved by Sublessor, which approval shall not be unreasonably withheld, and in the event such broker shall be successful in any such action, Sublessee shall, in addition to making payment of the claim of such broker, be responsible for all counsel fees incurred in such action.

32.	Signage.

No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building, as shall be first designated by Sublessor, but there shall be no obligation or duty on Sublessor to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building. Sublessor will use reasonable efforts to work with Landlord to have Sublessee’s name and location in the Building placed on a directory in a conspicuous place, which shall be provided by Landlord within a reasonable time after the renovation of the Building’s lobby is completed. Any necessary revision to such directory shall be made by Landlord or Sublessor at Sublessee’s expense, within a reasonable time after notice from Sublessee of the change making the revision necessary. Sublessor or Landlord shall have the right to remove all non-permitted signs without notice to Sublessee, and at the expense of Sublessee.

33.	Name of Building Project.

Sublessee acknowledges that Sublessor is subject to Landlord’s name for the development in which the Building is located, and Landlord may at any time and from time to time, without notice to Sublessor or Sublessee change the name of the development or any Building located therein at Landlord’s sole discretion.

34.	Measurement of Premises.

The rentable square footage of the Premises, as stated in Paragraph 1 hereof, shall be determined by the Building architect and is subject to final construction documents and actual measurement of the Premises by the Building architect. The Base Rent and other charges due hereunder shall be adjusted based upon such measurement by the Building architect.

35.	Miscellaneous.

(a)
The rules and regulations attached hereto and marked Exhibit “B”, as well as such rules and regulations as may hereafter be adopted by Landlord for the safety, care and cleanliness of the Premises and the Building and the preservation of good order thereon, are hereby expressly made a part hereof, and Sublessee agrees to obey all such rules and regulations. The violation of any of such rules and regulations by Sublessee shall be deemed a breach of this Sublease by Sublessee, subject to notice and a reasonable opportunity to cure, affording Sublessor all the remedies set forth herein. Sublessor shall not be responsible to Sublessee for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations. Notwithstanding the provisions of this Paragraph 35, Sublessor agrees that it will use reasonable efforts to work with Landlord to not change or modify the rules and regulations or adopt new rules and regulations as to: (i) diminish or otherwise reduce the specific obligations of Sublessor to perform under the terms and conditions of this Sublease or (ii) interfere with Sublessee’s use and enjoyment of the Premises, or (iii) interfere with the conduct of Sublessee’s normal business.

(b)
The term “Sublessor”, as used in this Sublease, so far as covenants or obligations on the part of Sublessor are concerned, shall be limited to mean and include only the tenant of the Original Lease at the time in question, and in the event of any transfer or transfers of the title thereto, Sublessor herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically released from and after the date of such transfer or conveyance of all liability in respect to the performance of any covenants or obligations on the part of Sublessor contained in this Sublease thereafter to be performed and relating to events occurring thereafter; provided that any funds in the hands of Sublessor or the then grantor at the time of such transfer in which Sublessee has an interest shall be turned over to the grantee, and any amount then due and payable to Sublessee by Sublessor or the then grantor under any provisions of this Sublease shall be paid to Sublessee.

(c)
This Sublease shall be construed as though the covenants herein between Sublessor and Sublessee are independent and not dependent and Sublessee shall not be entitled to any set off of the rent or other amounts owing hereunder against Sublessor, if Sublessor fails to perform its obligations set forth herein. The foregoing shall in no way impair the right of Sublessee to commence a separate action against Sublessor for any violation by Sublessor of the provisions hereof so long as notice is first given to Sublessor and any holder of a mortgage or deed of trust covering the Building Complex or any portion thereof of whose address Sublessee has been notified in writing and an opportunity granted to Sublessor and such holder to correct such violation. Any capitalized term not defined in this Sublease shall be given the same meaning as in the Original Lease.

(d)
If any clause or provision of this Sublease is illegal, invalid or unenforceable under present or future laws effective during the term of this Sublease, then and in that event, it is the intention of the parties hereto that the remainder of this Sublease shall not be affected thereby, and it is also the intention of the parties to this Sublease that in lieu of each clause or provision of this Sublease that is illegal, invalid or unenforceable, there shall be added as a part of this Sublease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable, provided such addition does not increase or decrease the obligations of or derogate from the rights or powers of either Sublessor or Sublessee.

(e)	The captions of each paragraph are added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of this Sublease.

(f)
Except as herein specifically set forth, all terms, conditions and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, administrators, executors and assigns. The terms, conditions and covenants hereof shall also be considered to be covenants running with the land.

(g)	If there is more than one entity or person which or who are the Tenants under this Sublease, the obligations imposed upon Sublessee under this Sublease shall be joint and several.

(h)
No act or thing done by Sublessor or Sublessor’s agent during the term hereof, including, but not limited to, any agreement to accept surrender of the Premises or to amend or modify this Sublease, shall be deemed to be binding upon Sublessor unless such act or things shall be by an officer of Sublessor or a party designated in writing by Sublessor as so authorized to act. The delivery of keys to Sublessor, or Sublessor’s agent, employees or officers shall not operate as a termination of this Sublease or a surrender of the premises. No payment by Sublessee, or receipt by Sublessor, of a lesser amount than the monthly rent herein stipulated, shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any such, or payment as rent, be deemed an accord and satisfaction, and Sublessor may accept such check or payment without prejudice to Sublessor’s right to recover the balance of such rent or pursue any other remedy available to Sublessor.

(i)
Landlord shall have the right to construct other buildings or improvements in any plaza, or other area designated by Landlord for use by tenants or to change the location, character, or make alterations of, or additions to, any of said plazas, or other areas.

(j)	Sublessee acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except such as are expressed in this Sublease.

(k)	Time is of the essence hereof.

(l)
Sublessee represents to Sublessor that the party executing this Sublease is authorized to do so by requisite action of the Board of Directors, or partners, as the case may be, and agree upon request to deliver to each other a resolution or similar document to that effect.

(m)	This Sublease shall be governed by and construed in accordance with the laws of the State of Michigan.

(n)
This Sublease, together with the Addendum and Exhibits attached hereto, contains the entire agreement of the parties and may not be amended or modified in any manner except by an instrument in writing signed by both parties.

[SIGNATURES LOCATED ON FOLLOWING PAGES]

EXECUTION/ACKNOWLEDGMENT

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have duly executed this Sublease as of the day and year first above written.

                    LANDLORD

In the Presence of:                     TAUBMAN OFFICE CENTER LLC
a Delaware limited liability company

/s/ Mona Jabr         By: /s/ Chris Heaphy

/s/ Deann Lynett Iloncai         Its:    Authorized Signatory

TENANT

TAUBMAN VENTURES GROUP LLC,
a Michigan limited liability company

/s/ Brain McCullough            By: /s/ Jeffrey M. Davidson

Print Name: Jeffery M. Davidson

Its: Authorized Signatory

ACKNOWLEDGMENT OF LANDLORD

STATE OF MICHIGAN        )
) ss.
COUNTY OF OAKLAND    )

On this 18th day of December, 2017, before me personally appeared Chris Heaphy to me known to be the person who executed the foregoing Sublease and acknowledged before me that he was duly authorized and did execute same on behalf of Taubman Office Center LLC, a Delaware limited liability company.

_/s/ Deann Lynett Iloncai
Notary Public, _________ County, ________
My Commission expires:_________________

DEANNA LYNETT ILONCAI
NOTARY PUBLIC, STATE OF MI
COUNTY OF LAPEER
MY COMMISSION EXPIRES Mar 23, 2021
ACTING IN COUNTY OF Oakland

ACKNOWLEDGMENT OF TENANT

STATE OF MICHIGAN        )
) ss.
COUNTY OF OAKLAND    )

On this 18th day of December, 2017, before me personally appeared Brian McCullough and Jeffrey Davidson to me personally known, who, being by me duly sworn, did each for himself say that he is, respectively, the Vice President and President of *, the corporation named in and which executed the within instrument, and that said instrument was signed on behalf of said corporation by authority of its board of directors; and said Brian McCullough and Jeffrey Davidson acknowledged before me said instrument to be the free act and deed of said corporation.

/s/ Carmelle A. Rozanski
Notary Public, Oakland County, Michigan
My Commission expires: 19 Oct. 2023

CARMELLE A. ROZANSKI
Notary Public, State of Michigan
County of Macomb
My Commission Expires 10-19-2023
Acting in the County of Oakland

Acknowledgment and Approval of Landlord
For good and valuable consideration, the undersigned does hereby acknowledge and approve of this Sublease and agrees to be bound by its obligations to the extent set forth herein.
TAUBMAN OFFICE CENTER LLC,
a Delaware limited liability company

By: /s/ Chris Heaphy
Its: Authorized Signatory

Date:    December 18, 2017

EXHIBIT “A”

SUITE 101 - TAUBMAN
USABLE: 27,753 SF
RENTABLE = 29,440 SF
540 SF
382 SF
29
LOBBY
1,688 SF
247 SF
230 SF
1,112 SF
SUITE 180
USABLE: 6129 SF
RENTABLE: 6,502 SF
350 SF
SUITE 115
USABLE: 503 SF
RENTABLE: 534 SF
SUITE 170
USABLE: 2405 SF
RENTABLE: 2,551 SF
SUITE 175
USABLE: 891 SF
RENTABLE 945 SF
SUITE 160
USABLE: 7429 SF
RENTABLE: 7,881 SF
KEY
INTERIOR GROSS AREA = 51,688 SF
MAJOR VERTICAL PENETRATION = 1,7
FLOOR SERVICE AREA = EAST: 144 SF
WEST: 1885 SF
BUILDING SERVICE AREA = 2,800
OCCUPANT AREA/USABLE AREA = 45,1

RULES AND REGULATIONS
ATTACHED TO AND MADE A PART OF THIS SUBLEASE ARE THE RULES AND REGULATIONS FOR THE BUILDING. SUBTENANT AGREES TO ITSELF, ITS EMPLOYEES AND AGENTS TO COMPLY FULLY WITH THE FOLLOWING RULES AND REGULATIONS AND WITH SUCH REASONABLE MODIFICATIONS THEREOF AND ADDITIONS THERETO AS LANDLORD OR SUBLESSOR MAY MAKE FOR THE BUILDING:
1.No sign, picture, lettering, notice or advertisement of any kind shall be painted or displayed on or from the windows, doors, roof, or outside walls of the Building. All of Sublessee’s interior signs, sign painting or lettering shall be done in a manner approved by Sublessor or Landlord, and the cost thereof shall be paid by Sublessee. In the event of the violation of the foregoing by Sublessee, Sublessor or Landlord may remove same without any liability and may charge the expense incurred for such removal to Sublessee.

2.Sublessee shall not use the name of the Building for any purpose other than that of the business address of Sublessee. Sublessee agrees that Landlord may assign a name to the Building and/or change the name of the Building at Landlord’s option.

3.The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Leased Premises.

4.No curtains, blinds, shades, screens, awnings, or other projections shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises or outside wall of the Building without the prior written consent of the Sublessor or Landlord, nor shall Sublessee place objects against glass partitions, doors or windows which would be unsightly from the Building’s corridors, or from the exterior of the Building.

5.Any carpeting cemented down shall be installed with a releasable adhesive.

6.No animals or pets or bicycles or other vehicles shall be brought or permitted to be in the Building or the Leased Premises.

7.The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damage resulting from any misuse of the fixtures shall be borne by the Sublessee who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. Sublessee shall not waste electricity, water or air conditioning, and shall cooperate fully with Sublessor and Landlord to assure the most effective operation of the Building’s heating and air conditioning. Sublessee shall not adjust any controls other than room thermostats installed for Sublessee’s use. Sublessee shall not tie, wedge or otherwise fasten open any water faucet or outlet. Sublessee shall keep all corridor doors closed.

8.No tenant shall mark, paint, drill into, or in any way deface any part of the Leased Premises or the Building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Sublessor, and as the Sublessor or Landlord may direct.

9.Sublessee shall not cause or permit unusual or objectionable odor to be produced upon or permeate from the Premises, including duplicating or printing equipment emitting noxious fumes. Sublessee shall not allow any cooking on the Leased Premises. Sublessee shall not disturb any occupants of this or neighboring buildings or premises by the use of any musical instruments, radio, television, loudspeakers, or by any unseemingly or disturbing noise.

10.No tenant shall throw anything out of the door, windows, or down any passageways or elevator shafts.

11.Vending machines will not be permitted to be installed by anyone but the Landlord.

12.Canvassing, soliciting, and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

13.No additional locks or bolts of any kind shall be placed upon any of the doors and windows by any tenant, nor shall any change be made in existing locks or the mechanism thereof. Each tenant must, upon the termination of his tenancy, return to the Sublessor or Landlord all keys of stores, offices, and toilet rooms, either furnished to or otherwise procured by Sublessee and in the event of the loss of any keys, so furnished, such tenant shall pay to the Sublessor or Landlord the cost thereof.

14.Sublessee assumes full responsibility for protecting the Leased Premises from theft, robbery and pilferage. Except during Sublessee’s normal business hours, Sublessee shall keep all doors to the Leased Premises locked and other means of entry of the Leased Premises closed and secured.

15.Sublessee is not permitted to use any part of the Building or the common areas for any manufacturing, storage, or sale of merchandise, or property of any kind; or for lodging or sleeping, or for any immoral or illegal purpose. Sublessee shall not install or operate any machinery or mechanical devices of a nature not directly related to Sublessee’s ordinary use of the Leased Premises for general office purposes.

16.All loading, unloading, receiving or delivery of goods, supplies or disposal of garbage or refuse shall be made only through entryways provided for such purposes by Sublessor or Landlord.

17.All safes, freight, furniture, or other bulky matter of any description shall be carried in or out of the Leased Premises only at such times and in such manner as shall be prescribed in writing by Sublessor, and Sublessor shall in all cases have the right to specify the proper position of any such safe, furniture, or other bulky article, which shall only be used by Sublessee in a manner which will not interfere with or cause damage to the Leased Premises or the Building in which they are located, or to the other tenants or occupants of the Building. Sublessee shall be responsible for any damage to the Building or the property of its tenants or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Leased Premises, and shall make all repairs and improvements required by Landlord, Sublessor, or governmental authorities in connection with the use or moving of such articles.

18.Sublessee shall not bring in or allow to be kept upon the Leased Premises any inflammable, combustible or explosive fluid, chemical or substance or any article deemed extra hazardous on account of fire or other dangerous properties.

19.Sublessee shall not employ any person to perform any cleaning, repairing, janitorial, decorating, painting, or other services or work in or about the Leased Premises, except with the approval of Sublessor or Landlord.

20.Sublessee shall not overload any floor and shall not install any heavy objects, safes, business machines, files or other equipment without having received Sublessor’s or Landlord prior written consent as to size, maximum weight, routing and location thereof. Safes, furniture, equipment, machines and other large or bulky articles shall be brought through the Building and in and out of the Leased Premises at such times and in such manner as the Sublessor or Landlord shall direct (including the designation of elevator) and at Sublessee’s sole risk and responsibility. Prior to Sublessee’s removal of any such articles from the Leased Premises, Sublessee shall obtain written authorization therefor at the Office of the Building and shall present such writing to a designated employee of Sublessor or Landlord.

21.Sublessor and Landlord shall not be responsible for any lost or stolen property, equipment, money or jewelry from the Leased Premises or the public area of the Building regardless of whether such loss occurs when the Leased Premises are locked or not.

22.The Landlord reserves the right to exclude from the Building between the hours of 6:00 o’clock p.m. and 8:00 o’clock a.m. and at all hours on Sundays and legal holidays all persons who do not present a pass to the Building signed by the Landlord. The Landlord will furnish passes to persons for whom any tenant requests same in writing. Each tenant shall be responsible for all persons for whom he requests such pass and shall be liable to the Sublessor or Landlord for all acts of such persons.

23.The work of the janitor or cleaning personnel shall not be hindered by Sublessee after 5:30 o’clock p.m., and the windows may be cleaned at any time. Sublessee shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to Sublessor or Landlord in discharging its obligation regarding cleaning services.

24.Sublessee will refer to the Building Manager all contractors and installation technicians rendering any service for Sublessee for supervision and approval before performance of any contractual services. Sublessee will not permit any mechanic’s liens to be placed against the Leased Premises.

25.Sublessor and/or Landlord shall have the right to prohibit any advertising by any tenant which, in Sublessor’s or Landlord’s opinion, tends to impair the reputation of the Building or its desirability for offices, and upon written notice from Sublessor and/or Landlord, Sublessee shall refrain from or discontinue such advertising.

26.Sublessee may request heating and/or air conditioning for non-business hours by submitting a written request therefor to the Building Manager’s Office no later than 2:00 o’clock p.m. the preceding workday (Monday through Friday). The request must clearly state the start and stop of the non-business hour service. Each Sublessee representative designated in the Sublease will submit to the Building Manager a list of personnel who are authorized to make such requests.
Charges, to be determined when the Building is in operation, will be fair and reasonable and reflect the additional operating costs involved and the necessity of having maintenance personnel on duty for a full shift, regardless of the actual time the equipment is in use. If two or more tenants originate similar requests, charges shall be prorated by hours of operation.
27.Tenants may park only in strict compliance with all signs posted and regulations issued by Sublessor and/or Landlord, within spaces designated for parking, and not in such a manner as to block other parking spaces, drives, loading areas or fire lanes. All subtenants hereby authorize Sublessor and/or Landlord to remove from the parking lot any improperly parked vehicle, at the Sublessee’s sole risk and expense. Tenants understand that they are fully responsible for assuring that their employees, agents, licensees and visitors comply with these parking rules, will reimburse Sublessor and/or Landlord for all costs and expenses incurred in enforcing the rules and will indemnify and hold harmless Sublessor and/or Landlord from any liability to such employees and other third parties for measures taken by Sublessor and/or Landlord to enforce the rules. To facilitate security arrangements and parking controls, a list of the names of each tenant’s employees working in the Building and of their vehicle license numbers will be furnished to Sublessor and/or Landlord upon request.

28.Wherever the word ‘Sublessee” occurs, it is understood and agreed that it shall mean Sublessee’s associates, agents, clerks, servants and visitors. Wherever the word “Landlord” occurs, it is understood and agreed that it shall mean Landlord’s assigns, agents, clerks, servants and visitors. Wherever the word “Sublessor” occurs, it is understood and agreed that it shall mean Sublessor’s assigns, agents, clerks, servants and visitors.